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                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.01 par value, of Warner Insurance Services, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 11th day of March, 1996.

                              CIGNA CORPORATION


                              By: /s/ Carol J. Ward
                                 --------------------------------------
                                 Name: Carol J. Ward
                                 Title Corporate Secretary


                              ATLANTIC EMPLOYERS INSURANCE COMPANY


                              By: /s/ Richard A. Hinckley, Jr.
                                 --------------------------------------
                                 Name: Richard A. Hinckley, Jr.
                                 Title Vice President